Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-204450) of Cott Corporation of our reports dated June 20, 2016 relating to the financial statements of Hydra Dutch Holdings 1 B.V. and Eden Springs Group, which appears in this Current Report on Form 8-K of Cott Corporation.

Tel-Aviv, Israel June 21, 2016	/s/ Kesselman & Kesselman Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited